U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL ENERGY HOLDINGS CORP.

(Name of Small Business Issuer in its charter)

Nevada	26-1374664
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2533 Windguard Circle, Suite 102

Wesley Chapel, Florida  33543

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: (813) 929-4802

Registrant's facsimile number:  (813) 929-4820

Copies to:

Richard W. Jones, Esq.

Jones, Haley & Mottern, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, Georgia  30346-1238

(770) 804-0500

www.corplaw.net

Securities to be registered under Section 12(b) of the Act:  None

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.00001

Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check One)

Large accelerated filer £

Accelerated filer £

Non-accelerated filer £

Smaller reporting company ☒

TABLE OF CONTENTS

Page No.

PART I

Item 1.  Business

3

Item 1A.  Risk Factors

5

Item 2.  Financial Information

9

Item 3.  Properties

10

Item 4.  Security Ownership of Certain Beneficial Owners and Management

10

Item 5.  Directors and Executive Officers

11

Item 6.  Executive Compensation

11

Item 7.  Certain Relationships and Related Transactions and Director Independence

11

Item 8.  Legal Proceedings.

11

Item 9.  Market Price of and Dividends on the Registrant's Common Equity and

              Related Stockholder Matters

12

Item 10.  Recent Sales of Unregistered Securities

12

Item 11.  Description of Registrant’s Securities to be Registered

13

Item 12.  Indemnification of Directors and Officers

14

Item 13.  Financial Statements and Supplementary Data

14

Item 14.  Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

27

Item 15.  Financial Statements and Exhibits

27

SIGNATURES

27

ITEM 1.  BUSINESS.

(a)

BUSINESS DEVELOPMENT.

International Energy Holdings Corp. (the "Company" or the "Registrant") was incorporated in the State of Nevada on November 2, 2007. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination, but it has made no efforts to identify a possible business combination at this time. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

(b)

BUSINESS OF ISSUER.

Based on its proposed business plan, the Company is a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We have not had any revenue since we were organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations with firms who or which seek the benefits of a publicly held corporation. We anticipate that we will seek these business combination targets through business associates and acquaintances and will search business publications for target businesses. Our principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location, and we may engage in a business combination.

We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating, analyzing and consummating business combinations, will either be deferred or they will be paid with money in our treasury, by funds received through private investments or through loans from our directors and promoters. Any such loans or deferred expenses would be on an interest-free basis, payable only upon consummation of a merger transaction. Upon consummation of a business combination, we may reimburse our management or promoters for any such loans or expenses.

We may seek a business combination with companies that have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be seeking new modes of capitalizing their operations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws. To the extent the business combination involves a company that is seeking to raise funds through future securities offerings, shareholders ownership interests could be diluted further.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over us to avoid tax consequences or to have complete authority to manage the business will almost assure that we will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in our control, which will most likely result in the resignation or removal of our present officers and directors. None of our officers or directors have had any preliminary contact or discussions with representatives of any other entity regarding a specific business combination. There is a risk that a selected target business may be a financially unstable company or an entity in the early stage of development or growth. This could include entities without established records of sales or earnings. Accordingly, we could be subjected to the numerous risks inherent in the business and operations of a financially unstable company, an early stage company or a development stage company. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that our management will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity, and other factors. Potential business combination opportunities may occur in many different industries and may involve acquisition candidates which are in various stages of development. This will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

The analysis of business combinations will be undertaken by or under the supervision of our officers and directors, who are not professional business analysts. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management, the depth of management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the acquisition candidate; market share and potential for market growth; the potential for growth or expansion, the potential for profit; the industry in which the acquisition candidate operates and the potential for growth in that industry; the perceived public recognition or acceptance of products or services; name identification and other relevant factors. Our management or advisors will meet personally with management and key personnel of potential target businesses as part of their investigation.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it may be anticipated that the promoters of such target businesses have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to a combination transaction with us. There is a risk, even after the consummation of such business combinations and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The business combination target may involve new and untested products, processes, or market strategies, which may not succeed. In the event of such a combination these risks will be assumed by us and, therefore, our shareholders.

Business Combinations

A business combination may be structured in a variety of ways. We may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. Any merger or acquisition effected by us may be expected to have a significant dilutive effect on the percentage of shares held by our then-shareholders. On the consummation of a business combination, it is anticipated that the target business will have significantly more assets than we have; therefore, management plans to offer a controlling interest in the Registrant to the target business. While the actual terms of a transaction to which we may become a party cannot be predicted, it may be expected that the parties to the business combination will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368 or 351 of the Internal Revenue Code of 1989. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In addition, it is anticipated that all or a majority of our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers of the surviving company.

It is anticipated that any securities issued in any reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

Competition

We are an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial services companies which have significantly greater financial, personnel resources and technical expertise than we will. In view of our limited financial resources and limited management availability, we will continue to be at a competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check and public and shell companies.

Employees

We currently have no employees. Our officers are currently engaged in business activities outside of the Company, and the amount of time they will devote to our business will be minimal. It is anticipated that our officers and directors will devote the necessary time to our affairs each month that will allow us to obtain a successful business opportunity as more specifically described herein.

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions to acquire or participate in a specific business opportunity. Although there is no current plan to hire employees on a full-time or part-time basis, on consummation of a business combination it is likely that employees will be hired.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees which may be necessary. If an existing business is acquired it is possible that we would hire its existing staff.

(c)

REPORTS TO SECURITY HOLDERS.

(1)

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)

The Company will file reports with the SEC. Following the effectiveness of this Registration Statement, the Company will be a reporting company and will comply with the requirements of the Securities Exchange Act of 1934, as amended.

(3)

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.  RISK FACTORS.

THERE MAY EXIST CONFLICTS OF INTEREST ON THE PART OF OUR OFFICERS AND DIRECTORS.

Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Our officers and directors are engaged in business activities outside of the Company. There exists potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. This issue is addressed in the Company's financial statement attached to this prospectus. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We may not be able to identify a suitable business opportunity and consummate a business combination.

WE EXPECT A MERGER OR ACQUISITION TO RESULT IN A LACK OF DIVERSIFICATION WHICH MEANS WE WILL BE SUBJECT TO ECONOMIC FLUCTUATION WITHIN A PARTICULAR INDUSTRY.

Because we have limited capital, it is unlikely we will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject us to economic fluctuation within a particular industry in which a target company conducts business. In addition, any merger or acquisition effected by us may result in the issuance of additional securities, which may result in substantial dilution to the existing shareholders.

THERE IS COMPETITION FOR PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

OUR MANAGEMENT HAS LIMITED EXPERIENCE AND MAY MISS CERTAIN BUSINESS OPPORTUNITIES.

Our success will be dependent on our management. Our officers and directors have only limited experience in the business activities in which we intend to engage. Management believes it has sufficient experience to implement our business plan, although additional managerial assistance may be required.

FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we may not be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations will be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

OUR OFFICERS AND DIRECTORS ARE NOT PROFESSIONAL BUSINESS ANALYSTS.

The quality and desirability of business combinations will be determined by or under the supervision of our officers and directors. Our officers and directors are not professional business analysts and they may choose poor business combinations or they may miss good business combination opportunities.

THE COMPANY HAS NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. We may not successfully identify and evaluate suitable business opportunities, and we may not conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We may not be able to negotiate a business combination on favorable terms.

MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs. Our officers have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Potential combination candidates may not be capable of complying with SEC disclosure requirements, such as audited financial statements. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable to the Company.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to consummate a business combination. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act, and any violation of the Act could subject us to material adverse consequences.

ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

OUR BUSINESS WILL HAVE NO REVENUES UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

THE COMPANY ANTICIPATES THAT IT WILL ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.

Our certificate of incorporation authorizes the issuance of a maximum of 400,000,000 shares of common stock and a maximum of 100,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. We may not be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

OUR COMMON STOCK MAY NOT BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE FOLLOWING A BUSINESS COMBINATION.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another United States Stock Exchange. However, we may not be able to meet the initial listing standards of such an exchange following the merger, and even if we are able to obtain such a listing initially, we may not be able to maintain such listing of our common stock. After completing a business combination, until our common stock is listed on the

NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our stock. This would also make it more difficult for us to raise additional capital following a business combination.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK.

We have never paid dividends on our Common Stock and do not presently intend to pay dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business plan.

AUTHORIZATION OF PREFERRED STOCK.

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, we may do so in the future.

THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

Forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ITEM 2.  FINANCIAL INFORMATION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next twelve (12) months and beyond such time will be paid with money in our treasury, by private investment or by loans from our officers, directors or promoters.

During the next twelve months we anticipate incurring costs related to:

(i)

filing of Exchange Act reports, and

(ii)

costs relating to consummating an acquisition.

None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and with businesses at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

ITEM 3.  PROPERTIES.

The Company neither rents nor owns any properties. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 15, 2008, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock(1)

International Capital Partners, LLC(2) 9125 Rockrose Drive Tampa, Florida 33647	48,759,000	97%

All Officers and Directors as a Group (2 persons)	48,759,000	97%

(1)

Applicable percentage ownership is based on 50,000,000 shares outstanding as of June 15, 2008. There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of June 15, 2008.

(2)

International Capital Partners, LLC is a Delaware limited liability company and it is owned by Aruna Ajjarapu, President and Director of the Company.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
Aruna R. Ajjarapu	32	President/Director
J. Ram Ajjarapu	39	Secretary/Treasurer/Director

BIOGRAPHY

Aruna R. Ajjarapu is the President and Director of the Company, and she has held these positions since the Company's inception. Since 1992 Ms. Ajjarapu has worked as an accountant for Global Information Technology, Inc., located in Tampa, Florida. Also, Ms. Ajjarapu has served on the Board of Directors for Nexgen Biofuels, Inc. since its inception. Nexgen Biofuels is a development and producer of alternative energy fuels. Ms. Ajjarapu received a Bachelor of Science degree in Accounting in 1995 at Osmania University, located in Hyderabad, India. Ms. Ajjarapu is the wife of Mr. Ram Ajjarapu, Secretary, Treasurer and Director of the Company.

J. Ram Ajjarapu is the Secretary, Treasurer and Director of the Company and he has held these positions since June 9, 2008. Mr. Ajjarapu is also the President and Chief Executive Officer of NexGen Biofuels, Inc., a public reporting company engaged in the development, production and marketing of biofuels. From January, 2006 until July, 2006 Mr. Ajjarapu served as President and a director of American Ethanol. In 2004, he co-founded Wahoo Ethanol, LLC and Sutton Ethanol, LLC and served as Managing Member until both companies were sold to American Ethanol in January, 2006. While at Wahoo and Sutton, Mr. Ajjarapu negotiated EPC (Engineering Procurement and Construction) agreements, as well as procurement and off-take agreements. Mr. Ajjarapu was also instrumental in obtaining Tax Increment Financing (TIF) of $10 million for each company, as well as sales tax refunds and community grants. In 1995, he co-founded and served as President and Director for 10-years of Global Information Technology, Inc, an IT outsourcing and system design company. He co-founded and also served as Managing Director for an Indian outsourcing company from 1997 to 2004. He received a Bachelors degree in Electronics and Communication Engineering from The Institute of Engineer (India) and a Masters in Business Administration from University of South Florida. Mr. Ajjarapu is the husband of Aruna R. Ajjarapu, who is the President and a Director of the Company.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time, because it engages in no business activities and it has inadequate financial resources at this time to hire such an expert. The Company anticipates that a qualified financial expert will be obtained at the time of a business combination.

ITEM 6.  EXECUTIVE COMPENSATION.

As previously indicated, the Company has no employees and no employment agreements. In addition, the Company's officers and directors have not received any cash remuneration since inception. Officers will not receive any remuneration until the consummation of an acquisition, if then. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. Our officers and directors do not intend to devote more than a few hours a week to our affairs.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company.

There are no understandings or agreements regarding compensation our management will receive after a business combination is consummated.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR

  INDEPENDENCE.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

ITEM 8.  LEGAL PROCEEDINGS.

At this time, there are no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND

    RELATED STOCKHOLDER MATTERS.

(a)

Market Information. The Company's common stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception through the date of this filing. There are currently no shares of common stock that are subject to outstanding options or warrants to purchase, or securities convertible into, the common stock of the Company. The Company has not agreed to register any of its shares of common stock for sale by holders of such common stock. In addition, at this time none of the Company's common stock is being or has proposed to be publicly offered by the Company.

(b)

Holders. As of the date hereof, there are 45 holders of 50,000,000 shares of the Company's common stock.

(c)

Dividends. The Company has not paid any cash dividends to date and does not anticipate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

In October, 2007, in connection with our formation, we completed an offering of 50,000,000 shares of our common stock at par value. These shares were sold on a private basis, no underwriter was involved with the sale and no commissions were paid in connection with such sale.

All securities issued by the Company are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. Such transactions did not involve a public offering of securities. All purchasers in the private placement had access to information on the Company necessary to make an informed investment decision. The Company has been informed that all purchasers are able to bear the economic risk of this investment and are aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold unless they are registered or are qualified for sale pursuant to an exemption from registration. The transfer agent and registrar of the Company will be instructed to mark "stop transfer" on its ledger regarding these shares.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

The securities were acquired for the purchasers own account and not with the view to, or for resale in connection with any distribution. A legend was placed on the certificates issued stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of $.00001 per share. As of June 15, 2008, 50,000,000 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws which are available for inspection upon proper notice at our offices, as well as to the Nevada Revised Statutes for a more complete description covering the rights and liabilities of shareholders.

Holders of our common stock

(i)

have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)

are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)

do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We may issue up to 100,000,000 shares of our preferred stock, par value $.00001 per share, from time to time in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock that may be issued in the future. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Future Financing

We believe we have sufficient resources to locate and consummate a suitable business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of the current date we have no plans to do so. If we do need additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Dividends

We were only recently organized, we have no earnings, and we have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having any earnings until such time that a business combination is completed. However, even after the consummation of a business combination, we may not have earnings or issue dividends.

Shares Eligible For Future Sale

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed. Sales of substantial amounts of common stock in the public market, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

The 50,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. At this time we have not entered into any agreement to register any of our issued and outstanding shares, although such agreement may be entered into in the future, or such an agreement may be made part of the terms of a future combination transaction.

We have not issued any options or warrants to purchase, or securities convertible into, our common stock.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

--------------------

AUDITED FINANCIAL STATEMENTS

International Energy Holdings Corp.

(A Development Stage Company)

April 30, 2008

---------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members

International Energy Holdings Corp.

I have audited the accompanying balance sheet of International Energy Holdings Corp. (A Development Stage Company), as of April 30, 2008 and the related statements of operation, stockholders’ deficit and loss, and cash flows for the period from inception (November 2, 2007) through December 31, 2007 and for the four months ended April 30, 2008.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Energy Holdings Corp. (A Development Stage Company) as of April 30, 2008, and the results of its operations and its cash flows for the period from inception (November 2, 2007) through December 31, 2007 and for the four months ended April 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note H to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson

Traci J. Anderson, CPA

Huntersville, NC

May 30, 2008

International Energy Holdings Corp.
(A Development Stage Company)
Balance Sheet
As of April 30, 2008

ASSETS

CURRENT ASSETS:
Cash	$ 72
TOTAL CURRENT ASSETS	72

TOTAL ASSETS	$ 72

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Note Payable--current	$ 19,100
Accrued Interest	390
TOTAL CURRENT LIABILITIES	19,490

TOTAL LIABILITIES	19,490
Preferred stock ($0.00001 par value; 100,000,000 shares authorized; no shares
issued and outstanding at April 30, 2008)	-
Common stock ($0.00001 par value; 400,000,000 shares authorized:
50,000,000 issued and outstanding at April 30, 2008)	500
Paid in Capital	5,000
Retained Deficit	(24,918)
TOTAL STOCKHOLDERS' DEFICIT	(19,418)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 72

The accompanying notes are an integral part of these financial statements.

International Energy Holdings Corp.
(A Development Stage Company)
Statement of Operations
For the Period from Inception (November 2, 2007) Through December 31, 2007 and
For the 4 Months Ended April 30, 2008

		Inception	Cumulative
	For the Four	(November 2, 2007)	Totals
	Months Ended	Through	Since
	April 30, 2008	December 31, 2007	Inception
REVENUES:
Income	$ -	$ -	$ -
Total Revenue	-	-	-

EXPENSES:
Interest Expense	390	-	390
Professional Fees	4,855	19,673	24,528
Total Expenses	5,245	19,673	24,918

NET LOSS	$ (5,245)	$ (19,673)	$ (24,918)

Basic and fully diluted net loss per common share:	$ (0.0001)	$ (0.0004)	$ (0.0005)

Weighted average common shares outstanding	50,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements.

International Energy Holdings Corp.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the Period from Inception (November 2, 2007) Through December 31, 2007 and
For the Four Months Ended April 30, 2008

					Additional
	Common Stock		Preferred stock		Paid-in	Deficit
	Shares	Amount	Shares	Amount	Capital	Accumulated

Balances, November 2, 2007 (inception)	$ -	$ -	$ -	$ -	$ -	$ -

Net loss	-	-	-	-	-	(19,673)

Capital Contributions	-	-	-	-	5,000	-

Issuance of common shares	50,000,000	500	-	-	-	-
Balances, December 31, 2007	50,000,000	$ 500	-	$ -	$ 5,000	$ (19,673)

Net loss	-	-	-	-	-	(4,855)

Capital Contributions	-	-	-	-	-	-
Balances, April 30, 2008	50,000,000	$ 500	-	$ -	$ 5,000	$ (24,528)

The accompanying notes are an integral part of these financial statements.

International Energy Holdings Corp.
(A Development Stage Company)
Statement of Cash Flows
For the Period from Inception (November 2, 2007) to December 31, 2007 and
For the Four Months Ended April 30, 2008

		Inception	Cumulative
	For the Four	(November 2, 2007)	Totals
	Months Ended	Through	Since
	April 30, 2008	December 31, 2007	Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (5,245)	$ (19,673)	$ (24,918)
Adjustments to reconcile net (loss) to net cash used in operations:
Changes in Assets and Liabilities:
Increase/(decrease) in Accounts Payable	(12,173)	12,173	-
Increase/(decrease) in Accrued Expenses	(2,110)	2,500	390
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(19,528)	(5,000)	(24,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
Note Payable	2,100	17,000	19,100
Capital Contributions	-	5,000	5,000
Capital Stock purchase	-	500	500
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,100	22,500	24,600

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,428)	17,500	72

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	17,500	-	-

END OF THE PERIOD	$ 72	$ 17,500	$ 72

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity—International Energy Holdings Corp. (“The Company”) was organized under the laws of the State of Nevada on November 2, 2007 as a corporation.  The Company’s objective is to acquire or merge with a target business or company in a business combination.

Basis of Presentation— The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

Revenue Recognition—The Company’s policy is to recognize income when it is earned.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Deferred Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible.  As of April 30, 2008 the balance in Accounts Receivable was $0.

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended April 30, 2008.

Stock-Based Compensation—The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123R.  This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period).  No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Recent Accounting Pronouncements—In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  Effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

entity is permitted to apply the Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of the Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption.  Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

In December 2007, the FASB revised Statement of Financial Accounting Standards No. 141, “Business Combinations”.  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.  The Statement establishes principles and requirements for how the acquirer:

a.

Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.

Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.

Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Recent Accounting Pronouncements (cont’d)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.  The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

➢

The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

➢

The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

➢

Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for consistently.

➢

The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontroling equity investment rather than the carrying amount of that retained investment.

➢

Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This statement is effective for annual periods beginning after December 15, 2008.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period ended April 30, 2008 is summarized as follows:

Cash paid during the period ended April 30, 2008 for interest and income taxes:

Income Taxes

$ ---

Interest

$ ---

NOTE C—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  This statement requires companies to report information about operating segments in interim and annual financial statements.  It also requires segment disclosures about

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

products and services, geographic areas and major customers.  The Company determined that it did not have any separately reportable operating segments as of April 30, 2008.

NOTE D—INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit, there is no provision for current or deferred federal or state income taxes as of April 30, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of April 30, 2008 is as follows:

Total Deferred Tax Asset	$ (8,400)
Valuation Allowance	8,400
Net Deferred Tax Asset	$ -

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the period from inception through April 30, 2008 is as follows:

Income tax computed at the federal statutory rate	34.0%
State income tax, net of federal tax benefit	0.0%
Total	34.0%
Valuation allowance	-34.0%
Total deferred tax asset	0.0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.  The valuation allowance increased (decreased) by approximately $5,245 during the four months ended April 30, 2008 and $19,673 for the period from inception (November 2, 2007) through December 31, 2007.

As of April 30, 2008, the Company had a federal and state net operating loss carry forward in the amount of approximately $24,918 which expires in the year 2027.

NOTE E—GOING CONCERN

As shown in the accompanying audited financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $24,918 since inception and has a negative

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

working of capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.  Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE F—COMMITMENTS

As of April 30, 2008, the Company had no commitments.

NOTE G—CAPITAL STOCK

The Company is authorized to issue 400,000,000 common shares at $.00001 par value per share.

During the period from inception (November 2, 2007) through April 30, 2008, the Company issued 50,000,000 to the following:

International Capital Partners, LLC

50,000,000

The Company is authorized to issue 100,000,000 preferred shares at $.00001 par value per share.  During the period from inception (November 2, 2007) through April 30, 2008, the Company issued no preferred shares.

NOTE H – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of April 30, 2008 and to date has had no significant operations.  Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

NOTE I—NOTE PAYABLE

The Note Payable outstanding is listed as follows:

Note payable to an unrelated party
7 % interest rate, due March 31, 2009	$ 19,100

INTERNATIONAL ENERGY HOLDINGS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AS OF APRIL 30, 2008

=============================================================

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

     FINANCIAL DISCLOSURES.

There are no disagreements with the accountants on accounting and financial disclosures.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Index to Financial Statements

Page Number

Balance Sheet

17

Statements of Operations

18

Statement of Changes in Stockholders’ Equity

19

Statements of Cash Flows

20

Notes to Financial Statements

21-26

(b)

Index to Exhibits.

Exhibit No.

Description of Exhibit

2.1

Certificate of Incorporation

2.2

Bylaws

3.1

Specimen Certificate of Common Stock

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Aruna R. Ajjarapu
Aruna R. Ajjarapu

Title: President

Dated:  July 2, 2008